Exhibit 99.1

Marinus Pharmaceuticals Appoints Christine Silverstein to its Board of Directors

RADNOR, Pa. – January 30, 2023 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced the appointment of Christine Silverstein to its Board of Directors and Audit Committee.

“Ms. Silverstein brings to our Board deep capital markets expertise and extensive corporate strategic planning, business development, compliance and risk management experience,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “Her financial and strategic acumen combined with her background in neurology and rare disease make her an outstanding addition to Marinus’ Board of Directors as we seek to grow the ZTALMY® (ganaxolone) franchise, advance our late-stage programs and expand our clinical pipeline.”

Ms. Silverstein is a seasoned finance executive with experience across both private and public biopharmaceutical companies and an aptitude for implementing strong financial strategy, corporate partnering, financial reporting, cash management and improving efficiencies within organizations. Ms. Silverstein currently serves as Chief Financial Officer (CFO) of Excision Biotherapeutics, Inc., and most recently served as CFO of Emendo Biotherapeutics (acquired in December 2020 by AnGes, Inc.). She previously operated in various senior executive roles within the biotechnology industry, including Abeona Therapeutics, as CFO and Principal Financial Officer, and SCO Capital Partners, a New York-based biotechnology venture fund, as managing director. Ms. Silverstein began her career in the financial services industry before moving to capital markets advisory firms, where she was instrumental in advising clients on transaction considerations and formulating effective U.S. public listing and financing strategies.

“Marinus is a dynamic company from its pipeline to its people, and I am thrilled to join at this pivotal juncture following the successful launch of its first product, ZTALMY,” said Christine Silverstein. “I look forward to working with the Marinus Board and management as the company continues advancing its clinical programs and commercial capabilities to fulfill its mission of improving the lives of people affected by rare epilepsies and seizure disorders.”

A member of CHIEF and Women in Bio, two esteemed networks of exceptional female leaders, Ms. Silverstein holds a Bachelor of Science from the Peter Tobin College of Business at St. John’s University and has earned accreditations from the Financial Industry Regulatory Authority (FINRA) and Harvard University. She currently serves on the board of Abeona Therapeutics Inc., a biopharmaceutical company focused on rare pediatric diseases.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s commercial product, ZTALMY® (ganaxolone) oral suspension CV, has been approved by the U.S. FDA for the treatment of seizures associated with CDKL5 deficiency disorder in patients two years of age and older. The potential of ganaxolone is also being studied in other rare seizure disorders, including in Phase 3 trials in tuberous sclerosis complex and refractory status epilepticus. Ganaxolone is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is being developed in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, ganaxolone’s potential across a range of seizure disorders, our commercial strategy for ganaxolone, our clinical strategy, development plans and timelines, and other future events.

Exhibit 99.1

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product candidates; the company’s ability to obtain additional funding to support its clinical development and commercial programs; and the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy. This list is not exhaustive and these and other risks are described in our periodic reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact
Sasha Damouni Ellis
Senior Vice President, Corporate Affairs & Investor Relations
Marinus Pharmaceuticals, Inc.
sdamouni@marinuspharma.com